Pricing Supplement No.  241      Dated  9/18/95                Rule 424(b)(3)
(To Prospectus dated October 12, 1994)                     File No. 33-54929

SALOMON INC

Notes, Series G
Due More Than Nine Months from Date of Issue
Fixed Rate

Principal Amount:     $1,000,000.00

Issue Price:     100.0000000000%

Original Issue Date:     9/21/95

Stated Maturity:     9/23/96

Interest Rate:     6.2000000%

Interest Payment Dates:

   | |  Monthly
   | |  Quarterly
   |X|  Semi-annually, on 15th day of March & September.  1st coupon 3/15/96.

Amortizing Note:         | |  Yes       |X|  No

     Amortization Schedule:



Survivor's Option:        | |  Yes       |X|  No


                                                Per Note           Total
                                                --------           -----
Price to Public:                          100.0000000000%      $1,000,000.00

Total Underwriter's Discount or Commission:     .3110000%      $3,110.00

Proceeds to Salomon Inc:                       99.6890000%     $996,890.00

Dealer's Discount or Selling Concession (maximum):      .2360000%

CUSIP: 79549GYV2